CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

Exhibit 4.12

FOURTH AMENDMENT

This is to confirm the amendment to SATTE FACILITY LEASE AGREEMENT (hereinafter referred to as “the Agreement,,) executed on March 29, 2018, which incorporates its first AMENDMENT on July 26, 2019, its second AMENDMENT on April 24, 2020 and its third AMENDMENT on June 20, 2020, between Toppan Printing Co., Ltd. and VTS-TOUCHSENSOR Co., LTD (collectively referred to as the” Parties,,).

1.	The Parties agree that the term of the Agreement shall be extended for additional twelve (12) months, ending March 31, 2022
2.	The Parties agree to replace the Schedule 2 in the Agreement with the Schedule 2 attached hereto.
3.	The Parties agree to replace the Schedule 3 in the Agreement with the Schedule 3 attached hereto

4.This amendment shall have the effect on April 1, 2021.

5.	Except as specifically provided hereinabove, both parties shall comply with the terms and conditions of the Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this instrument as of the dated indicated below.

Toppan Printing Co., Ltd.	VTS-TOUCHSENSOR Co., LTD.

Date:	Date:	August 23, 2021

By:	By:
Name: Kazunori Katsumura	Name: Mari
Title: Senior General Manager	Title: Managing Director

Schedule 2

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CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE COMPANY IF PUBLICLY DISCLOSED

Schedule 3

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